Exhibit 10.3.2

Execution Copy

DUTCH GUARANTY

(ABL)

dated as of

November 14, 2012

between

THE GUARANTORS IDENTIFIED HEREIN

and

BANK OF AMERICA, N.A.,

as Administrative Agent

i

TABLE OF CONTENTS

continued

		Page
SECTION 4.13.	Additional Guarantors	9

SECTION 4.14.	Restrictions on Foreign Pledges	9

Annexes

Annex A	Guaranty Parties
Annex B	Form of Guaranty Supplement

ii

DUTCH GUARANTY dated as of November 14, 2012, among each of the Guarantors identified herein, and BANK OF AMERICA, N.A., as Administrative Agent (as defined below).

Reference is made to the Credit Agreement dated as of November 14, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Biomet, Inc. (the “Parent Borrower”), the Parent Borrower’s wholly owned domestic restricted subsidiaries (together with the Parent Borrower, the “U.S. Borrowers”), Biomet Global Supply Chain Center B.V. (the “Dutch Parent Borrower”), Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Dutch Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Guarantor is an affiliate of the Dutch Borrowers, will derive substantial benefits from the extension of credit to the Dutch Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto make the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor administrative agent and collateral agent.

“Agreement” means this Guaranty.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Claiming Party” has the meaning assigned to such term in Section 3.03.

“Contributing Party” has the meaning assigned to such term in Section 3.03.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guaranteed Obligations” has the meaning specified in Section 2.01.

“Guarantors” means Holdings and the U.S. Borrowers, each in its capacity as a guarantor under this Agreement and each other domestic Restricted Subsidiary that becomes a party to this Agreement as a Guarantor after the Closing Date.

“Guaranty Parties” means, collectively, the Guarantors and “Guaranty Party” means any one of them.

“Guaranty Supplement” means an instrument substantially in the form of Annex B hereto.

“Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Loan Documents” means (a) each Loan Document as defined under the Credit Agreement, (b) each Secured Hedge Agreement entered into with a Hedge Bank and (c) each agreement governing Cash Management Services entered into with a Cash Management Bank.

ARTICLE II

GUARANTY

SECTION 2.01. Guaranty. Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, the due and punctual payment of the Obligations of the Dutch Borrowers (the “Guaranteed Obligations”), whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or with any other Loan Documents. The Guarantors further agree that the Guaranteed Obligations may be extended, increased or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty notwithstanding any extension, increase or renewal, in whole or in part, of any Guaranteed Obligation. The Guarantors waive diligence, presentment to, demand of payment from and protest to any Dutch Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment.

SECTION 2.02. Guaranty of Payment. The Guarantors further agree that their guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Dutch Borrowers or any other Person.

SECTION 2.03. No Limitations; Guaranty Absolute. (a) Except for termination of the Guarantors’ obligations hereunder as expressly provided in Section 4.10, to the fullest extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the release of any security held by the Administrative Agent or any other Secured

Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a discharge of the Guarantors as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations). Each of the Guarantors expressly authorizes the Secured Parties to take and hold security for the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more of the obligors upon or in respect of the Guaranteed Obligations, all in accordance with the Loan Documents and all without affecting the obligations of any of the Guarantors hereunder.

(b) To the fullest extent permitted by applicable law, all rights of the Administrative Agent hereunder and all obligations of the Guarantors hereunder shall be absolute and unconditional irrespective of, and the Guarantors waive any defense based on or arising out of, (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty securing or guaranteeing all or any of the Guaranteed Obligations, (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantors in respect of the Guaranteed Obligations or this Agreement or (e) any defense of the Dutch Parent Borrower or any other Dutch Borrower.

(c) The Administrative Agent and the other Secured Parties may, in accordance with the terms of the Collateral Documents and at their election, foreclose on any security for the Guaranteed Obligations held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Dutch Borrower or exercise any other right or remedy available to them against any Dutch Borrower, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, the Guarantors waive any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against any Dutch Borrower, as the case may be, or any security.

SECTION 2.04. Reinstatement. The Guarantors agree that their guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation, is rescinded, invalidated or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Dutch Borrower or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Guarantors by virtue hereof, upon the failure of any Dutch Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantors hereby promise to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Guaranteed Obligation in accordance with Section 8.03 of the Credit Agreement. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Dutch Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III herein.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Dutch Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.02), each of the Dutch Borrowers agrees that in the event a payment of any Guaranteed Obligation shall be made by the Guarantors under this Agreement, such Dutch Borrower shall indemnify the Guarantors for the full amount of such payment and the Guarantors shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.03 and all other rights of indemnity or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations; provided that if any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 8.03 of the Credit Agreement. No failure on the part of any Dutch Borrower to make the payments required by Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantors with respect to their obligations hereunder, and the Guarantors shall remain liable for the full amount of their obligations hereunder.

SECTION 3.03. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to this Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Dutch Borrowers as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.13, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.03 shall be subrogated to the rights of such Claiming Party to the extent of such payment. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive, to the fullest extent permitted by applicable law, its contribution right against any other Guarantor to the extent that, after giving effect to such waiver, such Guarantor would remain solvent, in the reasonable determination of the Administrative Agent.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to the Guarantors shall be given to them in care of the Parent Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Dutch Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guaranty Party or Guaranty Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 4.03. Administrative Agent’s Fees and Expenses, Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each of the Dutch Borrowers party hereto agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee or agent of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby and secured by the other Collateral Documents. The provisions of this

Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 20 Business Days of written demand therefor.

SECTION 4.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect as long as any Guaranteed Obligation shall remain unpaid or unsatisfied or any Dutch Letter of Credit shall remain outstanding.

SECTION 4.05. Counterparts; Effectiveness; Successors and Assigns; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or electronic transmission. This Agreement shall inure to the benefit of the Guarantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that the Guarantors shall not have the right to assign or transfer their rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents.

SECTION 4.06. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.07. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Guarantors, any such notice being waived by it to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Guaranteed Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such L/C Issuer or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Guaranteed Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Lender and L/C Issuer agrees promptly to notify the Guarantors, the Dutch Borrowers and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 4.07 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 4.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process. (a) The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 4.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.10. Termination or Release. (a) This Agreement and the Guaranty made herein shall terminate with respect to all Guaranteed Obligations when all the outstanding Guaranteed Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and liabilities under any Bank Products not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Dutch Subfacility of the Credit Agreement, the Outstanding Amount of Dutch L/C Obligations has been reduced to zero and the Dutch L/C Issuers have no further obligations to issue Dutch Letters of Credit under the Credit Agreement.

(b) The Guarantors shall automatically be released from their obligations hereunder as provided in Section 9.11 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.10, the Administrative Agent shall execute and deliver to the Guarantors, at the Guarantors’ expense, all documents that the Guarantors shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.11 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that a Dutch Borrower party hereto desires that the Administrative Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the Guarantors is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of the Guarantors by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.10.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank, each Hedge Bank and each Lender or each Affiliate of a Lender providing Bank Products, by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of the Dutch Borrowers or any Subsidiary under any Secured Hedge Agreement, Bank Products and the Cash Management Obligations shall be guaranteed pursuant to this Agreement only to the extent that, and for so long, the other Guaranteed Obligations are so guaranteed and (ii) any release of the Guarantors effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank, Cash Management Bank or Lender or an Affiliate of a Lender providing Bank Products.

SECTION 4.11. Limitation on Guaranteed Obligations. The Guarantors and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law). To effectuate the foregoing intention, the Guarantors and each Secured Party (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Guaranteed Obligations owing by the Guarantors under this Agreement shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantors that are relevant under such Debtor Relief Laws, result in the Guaranteed Obligations of the Guarantors in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

SECTION 4.12. Parallel Debt.

(a) Notwithstanding any other provision of any Loan Document, with respect to the obligations of the Dutch Borrowers under the Credit Agreement, each Guarantor hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Guarantor to each of the Secured Parties under this Agreement as and when that amount falls due for payment under this Agreement or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting such Guarantor or any Subsidiary thereof, to preserve its entitlement to be paid that amount (the obligations of the Guarantors described in this paragraph being referred to as the “Guaranty Parallel Debt”).

(b) The Administrative Agent shall have its own independent right to demand payment of this Guaranty Parallel Debt payable by each Guarantor under this Section 4.12, irrespective of any discharge of the obligation of such Guarantor to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting such Guarantor or any Subsidiary thereof, to preserve their entitlement to be paid those amounts.

(c) Any amount in respect of the Administrative Agent’s Guaranty Parallel Debt due and payable by a Guarantor to the Administrative Agent under this Section 4.12 shall be decreased to the extent that any of the other Secured Parties have received (and have not returned or repaid to the relevant Guarantor) payment in full of the corresponding amount of the obligations of the Dutch Borrowers under the other provisions of the Loan Documents, Secured Hedge Agreements, Bank Products or Secured Cash Management Agreements and any amount due and payable by such Guarantor to the other Secured Parties under those provisions shall be decreased to the extent that the Administrative Agent has received payment in full of the corresponding amount in respect of its Guaranty Parallel Debt under this Section 4.12 against such Guarantor.

(d) Subject to the foregoing provisions of this Section 4.12, the rights of the Secured Parties (other than the Administrative Agent) to receive payment of amounts payable by a Guarantor of the obligations of the Dutch Borrowers under the Loan Documents, Secured Hedge Agreements, Bank Products or Secured Cash Management Agreements are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment of any of its Guaranty Parallel Debt against any Guarantor under this Section 4.12.

(e) For purposes of this Section 4.12, the Administrative Agent acts in its own name and not as agent, representative or trustee of any of the Secured Parties and neither its claims in respect of any Guaranty Parallel Debt nor security in respect of these claims shall be held on trust.

(f) All amounts received or recovered by the Administrative Agent in connection with this Section 4.12, to the extent permitted by applicable law, shall be applied in accordance with clause (a) of Section 8.03 of the Credit Agreement.

SECTION 4.13. Additional Guarantors. Pursuant to Section 6.11 of the Credit Agreement, upon (x) the formation or acquisition of any new direct or indirect domestic Restricted Subsidiary (other than an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of the Credit Agreement of any existing direct or indirect Unrestricted Subsidiary as a domestic Restricted Subsidiary, the Parent Borrower shall, in each case at the Parent Borrower’s expense, cause such Restricted Subsidiary to enter into this Agreement. Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guaranty Supplement, such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 4.14. Restrictions on Foreign Pledges. For the avoidance of doubt, Section 10.29 of the Credit Agreement (which section generally restricts pledges or guarantees by any Foreign Subsidiary in support of the Obligations of any U.S. Borrower) shall apply to this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BIOMET GLOBAL SUPPLY CHAIN CENTER B.V.

By:	/s/ D.I.A. de Roeck
	Name:	D.I.A. de Roeck
	Title:	Managing Director

Signature Page for

Guaranty (ABL)

IN WITNESS WHEREOF, for the purposes of Section 3.01 only, the undersigned has executed this Guaranty as of the date first written above.

BIOMET, INC.

By:	/s/ Daniel P. Florin
	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer

Signature Page for

Guaranty (ABL)

EACH OF THE GUARANTY PARTIES LISTED ON ANNEX A HERETO, as U.S. Borrowers,

By:	/s/ Daniel P. Florin
	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer

Signature Page for

Guaranty (ABL)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Edgar Ezerins
	Name:	Edgar Ezerins
	Title:	SVP

Signature Page for

Guaranty (ABL)

ANNEX A

GUARANTY PARTIES

BIOLECTRON, INC.

BIOMET, INC.

BIOMET 3I, LLC

BIOMET BIOLOGICS, LLC

BIOMET EUROPE LTD.

BIOMET FAIR LAWN LLC

BIOMET INTERNATIONAL LTD.

BIOMET LEASING, INC.

BIOMET MANUFACTURING CORPORATION

BIOMET MICROFIXATION, LLC

BIOMET ORTHOPEDICS, LLC

BIOMET SPORTS MEDICINE, LLC

BIOMET U.S. RECONSTRUCTION, LLC

BIOMET TRAUMA, LLC

CROSS MEDICAL PRODUCTS, LLC

EBI HOLDINGS, LLC

EBI, LLC

EBI MEDICAL SYSTEMS, LLC

ELECTRO-BIOLOGY, LLC

BIOMET FLORIDA SERVICES, LLC

IMPLANT INNOVATIONS HOLDINGS, LLC

INTERPORE CROSS INTERNATIONAL, LLC

INTERPORE SPINE LTD.

KIRSCHNER MEDICAL CORPORATION,

Annex B to the

Dutch Guaranty

SUPPLEMENT NO.     dated as of [•], to the Dutch Guaranty, dated as of November 14, among the Guarantors identified therein and BANK OF AMERICA, N.A., as Administrative Agent (the “Dutch Guaranty”).

A. Reference is made to the Credit Agreement dated as of November 14, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Biomet, Inc. (the “Parent Borrower”), the Parent Borrower’s wholly owned domestic restricted subsidiaries (together with the Parent Borrower, the “U.S. Borrowers”), Biomet Global Supply Chain Center B.V. (the “Dutch Parent Borrower”), Holdings, other Subsidiary Borrowers party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Dutch Guaranty.

C. The Guarantors have entered into the Dutch Guaranty in order to induce (w) the Lenders to make Loans under the Dutch Subfacility and the L/C Issuer to issue Dutch Letters of Credit, (x) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements, (y) the Cash Management Banks to enter into Secured Cash Management Agreements and (z) the Lenders or Affiliates of the Lenders to provide Bank Products. Section 4.13 of the Dutch Guaranty provides that additional Restricted Subsidiaries of the Company may become Guarantors under the Dutch Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Dutch Guaranty in order to induce (w) the Lenders to make additional Loans under the Dutch Subfacility and the L/C Issuer to issue additional Dutch Letters of Credit, (x) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements, (y) the Cash Management Banks to enter into Secured Cash Management Agreements and (z) the Lenders or Affiliates of the Lenders to provide Bank Products and as consideration for (w) Loans previously made and Letters of Credit previously issued, (x) Secured Hedge Agreements previously entered into and/or maintained, (y) Secured Cash Management Agreements previously entered into and (z) the Bank Products previously provided.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.13 of the Dutch Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Dutch Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Dutch Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Guaranteed Obligations does hereby, for the benefit of the Secured Parties, their successors and assigns, irrevocably, absolutely and unconditionally guaranty, jointly with the other Guarantors and severally, the due and punctual payment and performance of the Guaranteed Obligations. Each reference to a “Guarantor” in the Dutch Guaranty shall be deemed to include the New Subsidiary. The Dutch Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Dutch Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Dutch Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Dutch Guaranty.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Dutch Guaranty as of the day and year first above written.

[Name Of New Subsidiary]

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title: